EXHIBIT 10.3



                          TRADEMARK SECURITY AGREEMENT

                  THIS TRADEMARK SECURITY AGREEMENT (the "Security Agreement") made as of this 26th day of April, 2001, by The Singing Machine Company, Inc., a Delaware corporation ("Borrower") in favor of LaSalle Business Credit, Inc., with an office at 135 South LaSalle Street, Suite 425, Chicago, Illinois 60603 ("Lender"):

                               W I T N E S S E T H
                               - - - - - - - - - -

                  WHEREAS, Borrower and Lender are parties to a certain Loan and Security Agreement of even date herewith (as amended, amended and restated or otherwise modified from time to time, the "Loan Agreement") and other related loan documents of even date herewith (collectively, with the Loan Agreement, and as each may be amended or otherwise modified from time to time, the "Financing Agreements"), which Financing Agreements provide (i) for Lender to, from time to time, extend credit to or for the account of Borrower and (ii) for the grant by Borrower to Lender of a security interest in certain of Borrower's assets, including, without limitation, its trademarks and trademark applications;

                  NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, receipt and sufficiency of which are hereby acknowledged, Borrower agrees as follows:

                  1. Incorporation of Financing Agreements. The Financing Agreements and the terms and provisions thereof are hereby incorporated herein in their entirety by this reference thereto. All terms capitalized but not otherwise defined herein shall have the same meanings herein as in the Loan Agreement.

                  2. Grant and Reaffirmation of Grant of Security Interests. To secure the complete and timely payment and satisfaction of the Liabilities, Borrower hereby grants to Lender, and hereby reaffirms its prior grant pursuant to the Financing Agreements of, a continuing security interest in Borrower's entire right, title and interest in and to all of its now owned or existing and hereafter acquired or arising trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other business identifiers, prints and labels on which any of the foregoing have appeared or appear, all registrations and recordings thereof, and all applications (other than "intent to use" applications until a verified statement of use is filed with respect to such applications) in connection therewith, including, without limitation, the trademarks and applications listed on Schedule A attached hereto and made a part hereof and the trademarks, and renewals thereof, and all income, royalties, damages and payments now or hereafter due and/or payable under or with respect to any of the foregoing, including, without limitation, damages and payments for past, present and future infringements of any of the foregoing and the right to sue for past, present and future infringements of any of the foregoing (all of the foregoing are sometimes hereinafter individually and/or collectively referred to as the "Trademarks"); all rights corresponding to any of the foregoing throughout the world and the goodwill of the Borrower's business connected with the use of and symbolized by the Trademarks.

                  3. Warranties and Representations. Borrower warrants and represents to Lender that:

                  (i) no Trademark has been adjudged invalid or unenforceable by a court of competent jurisdiction nor has any such Trademark been cancelled, in whole or in part and each such Trademark is presently subsisting;

                  (ii) Borrower is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each Trademark, free and clear of any liens, charges and encumbrances, including without limitation, shop rights and covenants by Borrower not to sue third persons;

                  (iii) Borrower has no notice of any suits or actions commenced or threatened with reference to any Trademark; and

                  (iv) Borrower has the unqualified right to execute and deliver this Security Agreement and perform its terms.

                  4. Restrictions on Future Agreements. Borrower agrees that until Borrower's Liabilities shall have been satisfied in full and the Financing Agreements shall have been terminated, Borrower shall not, without the prior written consent of Lender, sell or assign its interest in any Trademark or enter into any other agreement with respect to any Trademark which would affect the validity or enforcement of the rights transferred to Lender under this Security Agreement.

                  5. New Trademarks. Borrower represents and warrants that, based on a diligent investigation by Borrower, the Trademarks listed on Schedule A constitute all of the federally registered Trademarks, and federal applications for registration of Trademarks (other than "intent to use" applications until a verified statement of use is filed with respect to such applications) now owned by Borrower. If, before Borrower's Liabilities shall have been satisfied in full or before the Financing Agreements have been terminated, Borrower shall (i) become aware of any existing Trademarks of which Borrower has not previously informed Lender, or (ii) become entitled to the benefit of any Trademarks, which benefit is not in existence on the date hereof, the provisions of this Security Agreement above shall automatically apply thereto and Borrower shall give to Lender prompt written notice thereof. Borrower hereby authorizes Lender to modify this Security Agreement by amending Schedule A to include any such Trademarks.

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

                  6. Term. The term of this Security Agreement shall extend until the payment in full of Borrower's Liabilities and the termination of the Financing Agreements. Borrower agrees that upon the occurrence of an Event of Default, the use by Lender of all Trademarks shall be without any liability for royalties or other related charges from Lender to Borrower.

                  7. Product Quality. Borrower agrees to maintain the quality of any and all products in connection with which the Trademarks are used, consistent with commercially reasonable business practices. Upon the occurrence of an Event of Default, Borrower agrees that Lender, or a conservator appointed by Lender, shall have the right to establish such additional product quality controls as Lender, or said conservator, in its reasonable judgment, may deem necessary to assure maintenance of the quality of products sold by Borrower under the Trademarks.

                  8. Release of Security Agreement. This Security Agreement is made for collateral purposes only. Upon payment in full of Borrower's Liabilities and termination of the Financing Agreements, Lender shall take such actions as may be necessary or proper to terminate the security interests created hereby and pursuant to the Financing Agreements

                  9. Expenses. All expenses incurred in connection with the performance of any of the agreements set forth herein shall be borne by Borrower. All fees, costs and expenses, of whatever kind or nature, including reasonable attorneys' fees and legal expenses, incurred by Lender in connection with the filing or recording of any documents (including all taxes in connection therewith) in public offices, the payment or discharge of any taxes, reasonable counsel fees, maintenance fees, encumbrances or otherwise in protecting, maintaining or preserving the Trademarks or in defending or prosecuting any actions or proceedings arising out of or related to the Trademarks shall be borne by and paid by Borrower and until paid shall constittute Liabilities.

                  10. Duties of Borrower. Borrower shall have the duty (i) to file and prosecute diligently any trademark applications pending as of the date hereof or hereafter until Borrower's Liabilities shall have been paid in full and the Financing Agreements have been terminated, (ii) to preserve and maintain all rights in the Trademarks, as commercially reasonable and (iii) to ensure that the Trademarks are and remain enforceable, as commercially reasonable. Any expenses incurred in connection with Borrower's Liabilities under this Section 10 shall be borne by Borrower.

                  11. Lender's Right to Sue. After an Event of Default, Lender shall have the right, but shall in no way be obligated, to bring suit in its own name to enforce the Trademarks and, if Lender shall commence any such suit, Borrower shall, at the request of Lender, do any and all lawful acts and execute any and all proper documents required by Lender in aid of such enforcement and Borrower shall promptly, upon demand, reimburse and indemnify Lender for all costs and expenses incurred by Lender in the exercise of its rights under this
Section 11.

                  12. Waivers. No course of dealing between Borrower and Lender, nor any failure to exercise, nor any delay in exercising, on the part of Lender, any right, power or privilege hereunder or under the Financing Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

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

                  13. Severability. The provisions of this Security Agreement are severable, and if any clause or provision shall be held invalid and unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Security Agreement in any jurisdiction.

                  14. Modification. This Security Agreement cannot be altered, amended or modified in any way, except as specifically provided in Section 5 hereof or by a writing signed by the parties hereto.

                  15. Cumulative Remedies; Power of Attorney; Effect on Financing Agreements. All of Lender's rights and remedies with respect to the Trademarks, whether established hereby or by the Financing Agreements, or by any other agreements or by law shall be cumulative and may be exercised singularly or concurrently. Borrower hereby authorizes Lender upon the occurrence of an Event of Default, to make, constitute and appoint any officer or agent of Lender as Lender may select, in its sole discretion, as Borrower's true and lawful attorney-in-fact, with power to (i) endorse Borrower's name on all applications, documents, papers and instruments necessary or desirable for Lender in the use of the Trademarks or (ii) take any other actions with respect to the Trademarks as Lender deems to be in the best interest of Lender, or (iii) grant or issue any exclusive or non-exclusive license under the Trademarks to anyone, or (iv) assign, pledge, convey or otherwise transfer title in or dispose of the Trademarks to anyone. Borrower hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney shall be irrevocable until Borrower's Liabilities shall have been paid in full and the Financing Agreements have been terminated. Borrower acknowledges and agrees that this Security Agreement is not intended to limit or restrict in any way the rights and remedies of Lender under the Financing Agreements but rather is intended to facilitate the exercise of such rights and remedies. Lender shall have, in addition to all other rights and remedies given it by the terms of this Security Agreement and the Financing Agreements, all rights and remedies allowed by law and the rights and remedies of a secured party under the Uniform Commercial Code as enacted in Illinois.

                  16. Binding Effect; Benefits. This Security Agreement shall be binding upon Borrower and its respective successors and assigns, and shall inure to the benefit of Lender, its successors, nominees and assigns.

                  17. Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of Illinois and applicable federal law.

                  18. Headings. Paragraph headings used herein are for convenience only and shall not modify the provisions which they precede.

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

                  19. Further Assurances. Borrower agrees to execute and deliver such further agreements, instruments and documents, and to perform such further acts, as Lender shall reasonably request from time to time in order to carry out the purpose of this Security Agreement and agreements set forth herein.

                  20. Survival of Representations. All representations and warranties of Borrower contained in this Security Agreement shall survive the execution and delivery of this Security Agreement and shall be remade on the date of each borrowing under the Financing Agreements.

                  IN WITNESS WHEREOF, Borrower has duly executed this Security Agreement as of the date first written above.

                                THE SINGING MACHINE COMPANY, INC.


                                By John Klecha
                                    ------------------------------------------
                                   Its President, Chief Operating Officer, Chief Financial Officer, Secretary and Treasurer


Agreed and Accepted
As of the Date First Written Above

LASALLE BUSINESS CREDIT, INC.

By Casey Orlowsky
Its Vice President


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


                                   SCHEDULE A
                                   ----------

                             TRADEMARK REGISTRATIONS
                             -----------------------

Trademark Description                    U.S. Serial/Registration No.           Date Registered
---------------------                    ----------------------------           ---------------
THE SINGING MACHINE AND DESIGN           1274948                                April 24, 1984

SINGING MACHINE AND DESIGN               1274947                                April 24, 1984

THE SINGING MACHINE AND DESIGN           540673                                 June 03, 1993
                                                                                Benelux

THE SINGING MACHINE AND DESIGN           2065315                                May 19, 1994
                                                                                Germany

THE SINGING MACHINE AND DESIGN           414758                                 April 30, 1993
                                                                                Switzerland

THE SINGING MACHINE AND DESIGN           B1517912                               June 03, 1994
                                                                                United  Kingdom




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